Exhibit 5.1

December 12, 2025

Axe Compute Inc.

91 43rd Street, Suite 110

Pittsburgh, Pennsylvania 15201

Ladies and Gentlemen:

We have acted as legal counsel for Axe Compute Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 1,000,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”), that may be issued pursuant to the Company’s 2024 Equity Incentive Plan, as amended (the “2024 Plan”). This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including (i) the Registration Statement, (ii) the 2024 Plan, (iii) the Certificate of Incorporation, as amended, of the Company (iv) the Bylaws, as amended, of the Company, (v) resolutions adopted by the Board of Directors of the Company approving the offering of Shares under the 2024 Plan, the authorization and approval of the preparation and filing of the Registration Statement, and the issuance of the Shares and (vi) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

With respect to such examination, we have assumed, without independent investigation, (i) the genuineness of all signatures on all documents; (ii) the legal capacity of each natural person executing any document, whether on behalf of such person or an entity; (iii) the due authority of the persons signing any document on behalf of a party (other than the Company); (iv) the authenticity and completeness of all documents submitted to us as originals; (v) the completeness and conformity to the originals of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites on the internet, and the authenticity of the originals thereof; (vi) that all public records reviewed or relied upon by us are true and complete; (vii) that all statements and information contained in any documents are true and complete; and (viii) that there has been no oral or written modification or amendment to any documents by action or omission of the parties or otherwise. We have also assumed that the offer and sale of the Shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the 2024 Plan. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the2024 Plan, the number of Shares which are then issuable and deliverable upon the exercise of options or the settlement of awards under the 2024 Plan. As to questions of fact and the consequences thereof relevant to the opinions expressed herein, we have, to the extent deemed appropriate, relied without independent investigation or verification upon, and assumed the accuracy and completeness of, representations of certain officers and employees of the Company.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, with respect to the Shares to be issued after the filing of the Registration Statement, the Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the 2024 Plan and any award agreement entered into under the 2024 Plan, and upon receipt by the Company of the requisite consideration therefor, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion as to the laws of any other state or jurisdiction. With respect to our opinions based on the DGCL, our examination has been limited to a review of the DGCL as reported in an official version of the State of Delaware statutory code available at https://delcode.delaware.gov. Our review of the Delaware laws referred to in this paragraph has been limited to review of statutory code provisions and has not included commentary, regulations, or case law. The individual lawyers within our firm who have devoted significant attention to the transaction on behalf of the Company are not members of the bar in Delaware and do not purport to be experts on the laws of the State of Delaware generally. With your permission such opinions are based solely upon such limited review.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)